Exhibit 10.1

ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”) is made by BMGBMG, LLC, a Georgia limited liability company (“Assignor”), in favor of Capital City Bank, a Florida chartered commercial bank (the “Assignee”).

RECITALS

WHEREAS, Assignor owns 49% (the “49% Membership Interest”) of the issued and outstanding membership interests in Capital City Home Loans, LLC, a Georgia limited liability company (“CCHL”), and Assignee owns the remaining 51% of the issued and outstanding membership interests in CCHL;

WHEREAS, the Third Amended and Restated Operating Agreement of CCHL, dated October 31, 2023 (the “Operating Agreement”), provides in Section 9.07 for put and call options to purchase the 49% Membership Interest, and Assignor exercised the put option on December 19, 2023 by notice to Assignee; and

WHEREAS, in connection with Assignor’s exercise of the put option, Assignor desires to transfer and assign the 49% Membership Interest to Assignee, and Assignee desires to accept such transfer and assignment of the 49% Membership Interest.

NOW, THEREFORE, in consideration of the above recitals (which are incorporated into this Assignment) and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1.	In accordance with the Operating Agreement, Assignor does hereby sell, grant, assign and transfer to Assignee all of Assignor’s right, title and interest in and to the 49% Membership Interest, free and clear of any and all liens or other restrictions;
2.	Assignee hereby accepts the assignment and transfer of the 49% Membership Interest from Assignor in accordance with the Operating Agreement;
3.	The Exercise Price for the purchase of the 49% Membership Interest shall be calculated and paid in accordance with Section 9.07 of the Operating Agreement;
4.	This Assignment shall be effective as of 12:01 a.m. on January 1, 2025, and Assignor hereby withdraws as a member of the Company effective as of that time and date; and
5.	Assignor and Assignee covenant and agree to execute all such other and further assignments, instruments and documents as Assignor and Assignee may reasonably request in order to effectuate this Assignment.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid, binding, and effective for all purposes. Capitalized terms that are not defined in this Assignment shall have the meaning set forth in the Operating Agreement. The provisions of this Assignment shall bind and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the undersigned.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be executed as of the dates set forth below.

BMGBMG, LLC

By:	/s/ Gregory D. Shumate
Gregory D. Shumate,
Manager
Date:	November 13, 2024

CAPITAL CITY BANK

By:	/s/ William G. Smith, Jr.
William G. Smith, Jr.,
Chairman
Date:	November 15, 2024

Signature page to Assignment of 49% Membership Interest